EXHIBIT 3.1

                       CONSENT OF RICHARDSON & ASSOCIATES


         The undersigned law firm hereby consents to the inclusion of its report on the validity of issuance of shares of Competitive Companies, Inc., and to the reference to it as legal counsel for Competitive Companies, Inc., in the Registration Statement on Form S-8 for Competitive Companies, Inc. dated July 9, 2010.




/s/ RICHARDSON & ASSOCIATES
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Santa Monica, California

July 9, 2010